Exhibit 10.15

CONFIDENTIAL

OPTEX SYSTEMS HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD, dated _______________________ (the “Date of Grant”), is granted by Optex Systems Holdings, Inc.., a Delaware corporation (the “Company”) to [NAME] (the “Grantee”) pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in the Plan.

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for its directors, officers and other key employees to obtain or increase their stock ownership interest in the Company so that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

WHEREAS, the Grantee provides services to the Company or one of its subsidiaries as an officer or other employee and has been selected to receive a restricted stock unit award;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Grantee, the Company and the Grantee hereby agree as follows:

1. GRANT

Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Grantee an Award of __________ restricted stock units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. RESTRICTIONS AND RESTRICTED PERIOD

(a) Restrictions. Except by will or the laws of descent and distribution, the Restricted Stock Units granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture under Section 3(a), in each case from and after the Date of Grant until, and to the extent that, such restrictions lapse and the Restricted Stock Units vest under Section 2(b) (such period, the “Restricted Period”). In addition, the Grantee acknowledges that any underlying shares of Common Stock delivered at settlement of the Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed without (i) an effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such shares, or (ii) an opinion of counsel presented to the Company and satisfactory to the Company to the effect that the proposed disposition of such shares by the Grantee may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement. Any prohibited transfer will be null and avoid ab initio and will be invalid and ineffective as to the Company, and the Company shall not be required (i) to transfer on its books any Restricted Stock Units or underlying shares of Common Stock which shall have been sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Restricted Stock Units or such shares or to accord the right to vote or to pay dividends to any transferee to whom such Restricted Stock Units or such shares shall have been so sold, assigned, transferred, pledged, or hypothecated.

(b) Lapse of Restrictions.

(i) Subject to Section 2(b)(ii), the restrictions set forth above shall lapse, the Restricted Stock Units shall vest and the underlying shares of Common Stock shall be issued in accordance with Section 4 and become transferable (provided that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable in accordance with the following schedule, but if, and only if, the Grantee’s employment has not been terminated, by the Company or the Grantee, for any reason, with or without Cause (such event, a “Termination Event”) during the period beginning on the Date of Grant and ending on the applicable vesting date:

As to _____% of the Restricted Stock Units:
On the _____1 anniversary of the Date of Grant.

As to _____% of the Restricted Stock Units:
On the _____ anniversary of the Date of Grant.

Once vested, the Restricted Stock Units become “Vested Units.”

(ii) Subject to the Committee’s ability to accelerate vesting pursuant to Section 11(c) of the Plan, all unvested Restricted Stock Units shall become immediately and fully vested upon the occurrence of any of the following events (each an “Accelerated Vesting Event”), but if, and only if, no Termination Event occurs with respect to the Grantee at any time during the period beginning on the Date of Grant and ending on the date the Accelerated Vesting Event occurs: (A) the Grantee’s death or Disability, or (B) a Change of Control of the Company.

(c) Rights as a Shareholder.

(i) The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

(ii) Upon and following the settlement of the Restricted Stock Units in accordance with Section 4 hereof, the Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

3. TERMINATION OF EMPLOYMENT

(a) Forfeiture of Unvested Restricted Stock Units. If a Termination Event with respect to the Grantee occurs prior to the end of the Restricted Period for any reason (other than an Accelerated Vesting Event described in Section 2(b)(ii)), then the Restricted Stock Units that are unvested at that time shall be forfeited to the Company under Section 3(c). Restricted Stock Units that are vested at such time shall not be forfeited upon such Termination Event, but shall remain subject to this Agreement.

(b) Leave of Absence. In addition, if the Grantee takes a military, sick leave or other bona fide leave of absence from the Company and its subsidiaries, and the period of such leave exceeds 3 months, the Grantee will be considered to have terminated employment from the Company and its subsidiaries for purposes hereof on the later of (i) the first day immediately following such 3-month period, or (ii) the last day that the Grantee’s right to reemployment following the end of such leave is guaranteed by law or contract with the Company or a subsidiary.

(c) Effect of Forfeiture. If Restricted Stock Units are forfeited, then, effective as of the time of forfeiture, such Restricted Stock Units shall be automatically and immediately cancelled and forfeited to the Company and shall no longer be outstanding, without payment of any consideration by the Company and without the need for notice from or any further action by the Company, and neither the Grantee nor any of Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further right, title or interest in or to such forfeited Restricted Stock Units or the benefits of ownership thereof.

1 NTD: Restriction period must be at least one year under Section 9(b) of the Plan.

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4. SETTLEMENT

(a) Issuance of Shares. Subject to Section 5 hereof, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (i) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units, minus, if applicable, any shares of common stock withheld to satisfy the Company’s tax withholding obligations in accordance with the Plan, and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.

(b) Deferral Rules. Notwithstanding Section 4(a), in accordance with Section 14(a) of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Grantee may elect to defer settlement of the Restricted Stock Units. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable. If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (i) the date that is six months following the Grantee’s separation from service and (ii) the Grantee’s death.

(c) No Rights in Forfeited Units. To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.

5. TAX WITHHOLDING

When the Restricted Period ends with respect to any Restricted Stock Units, Grantee shall make appropriate arrangements with the Company, in accordance with the Plan and in a manner deemed satisfactory to the Committee, to provide for the withholding or payment of the amount that the Company considers necessary to satisfy its withholding obligations, as applicable.

6. DEFINITION

(a) “Disability” means permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

6. REGISTRATION

(a) Timing of Registration. If the Company is advised by its counsel that shares deliverable upon settlement of the Restricted Stock Units are required to be registered under the Securities Act of 1933 (“Act”) or any applicable state securities laws, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of that Act or such state securities laws, and such registration has not then occurred or such prospectus has not then been delivered, then the Company will use its best efforts to effect the registration or provide the prospectus within a reasonable time following the initial vesting date, but delivery of shares by the Company may be deferred until the registration is effected or the prospectus is available. The Grantee shall have no interest in shares of Common Stock covered by the Restricted Stock Units until certificates for the shares are issued or such shares are issued in book-entry form.

(b) Legend. If the shares deliverable upon settlement of the Restricted Stock Units are not registered upon issuance, they shall bear the following legend, in addition to any other legend deemed necessary or desirable by the Committee:

The transferability of this certificate and the shares of stock represented hereby are subject to federal and state securities laws and, to the extent the issuance of such shares is not registered with the Securities and Exchange Commission on an effective registration statement, such shares are considered “restricted securities” for purposes of Rule 144 under the Securities Act of 1933, as amended, and may not be transferred in the absence of an opinion from counsel to the Company that such transfer does not violate federal securities laws.

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7. AMENDMENT OR MODIFICATION

Except as provided otherwise herein, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought; provided, however, that this Agreement may be amended, modified, supplemented or cancelled without the Grantee’s consent in accordance with the terms of the Plan.

8. LIMITED INTEREST

(a) No Right to Employment or Service. The grant of this Award shall not confer on the Grantee any right to continue as an employee, nor interfere in any way with the right of the Company to terminate the Grantee as an employee at any time.

(b) Capital Structure. The grant of this Award shall not affect in any way the right or power of the Company or any of its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any subsidiary’s capital structure or its business, or any merger, consolidation or business combination of the Company or any subsidiary, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Common Stock or the rights of the holders of Common Stock, or the dissolution or liquidation of the Company or any subsidiary, or any sale or transfer of all or any part of its assets or business or any other Company or subsidiary act or proceeding, whether of a similar character or otherwise.

9. GOVERNING LAW; PLAN; REGISTRATION STATEMENT; PLAN PROSPECTUS

This Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or the Restricted Stock Units may only be brought and determined in a court sitting in the County of Hillsborough, including the Federal District Court for the Middle District of Florida sitting in the County of Hillsborough, in the State of Florida. The Company may require that the action or proceeding be determined in a bench trial.

THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND, IF ISSUANCE OF THE SHARES UNDERLYING THE AWARD IS REGISTERED AT THE TIME OF GRANT, OF THE REGISTRATION STATEMENT ON FORM S-8 AND THE CORRESPONDING PLAN PROSPECTUS.

ALL PARTIES ACKNOWLEDGE THAT THIS RESTRICTED STOCK UNIT AWARD IS GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE GRANTEE. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS RESTRICTED STOCK UNIT AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN. UNLESS THE PLAN EXPRESSLY PROVIDES OTHERWISE, IN THE EVENT OF A CONFLICT BETWEEN ANY TERM OR PROVISION CONTAINED HEREIN AND A TERM OR PROVISION OF THE PLAN, THE APPLICABLE TERM AND PROVISION OF THE PLAN WILL GOVERN AND PREVAIL.

10. SEVERABILITY

If any provision of this agreement is or becomes or is deemed to be invalid, illegal or unenforceable, or would disqualify this Award under any law the Committee deems applicable, then such provision will be construed or deemed amended to conform to the applicable law, or if the Committee determines that the provision cannot be construed or deemed amended without materially altering the intent of this agreement, then the provision will be stricken and the remainder of this agreement will remain in full force and effect.

11. COUNTERPARTS

This agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

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[SIGNATURE PAGE TO RESTRICTED STOCK UNIT AGREEMENT]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement all as of the day and date first above written.

OPTEX SYSTEMS HOLDINGS, INC.

By:
Name:
Title:

[Grantee]